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                                                                    EXHIBIT 23.5


                    [NATIONAL MINING ASSOCIATION LETTERHEAD]


                                 June 29, 1999



Thomas L. Pearson, Esq.
Alliance Resource Partners, L.P.
1717 South Boulevard
P.O. Box 22027
Tulsa, Oklahoma 74121-2027

         Re:  Securities and Exchange Commission
              Alliance Coal Partners, L.P. Registration Statement on Form S-1 (Registration No. 333-78845)

Dear Mr. Pearson:

         National Mining Association consents to the including of certain statistical coal industry information compiled by us in the Registration Statement on Form S-1 of Alliance Resource Partners, L.P. (Registration No. 333-78845) and to reference to our company in such registration statement.

         National Mining Association has no interests in Alliance Resource Partners, L.P. or any of its affiliated companies or subsidiaries and is not to receive any such interest as payments for such reports and has no directors, officer, or employee, or otherwise, connected with Alliance Resource Partners, L.P. We are not employed by Alliance Resource Partners, L.P.

                                      Yours very truly,

                                      NATIONAL MINING ASSOCIATION


                                      By: /s/ HAROLD P. QUINN, JR.
                                          --------------------------------------
                                          Harold P. Quinn, Jr.
                                          Sr. Vice President, General Counsel
                                          and Secretary